Exhibit 1.5
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British Columbia [Logo]

British Columbia
Ministry of Finance       Mailing Address               Location:
Corporate and Personal    PO Box 9431 Stn Prov Govt     2/F - 940 Blanshard St
Property Registries       Victoria BC V8W 9V3           Victoria BC
www.corporateonline.gov.bc.ca                           250-356-8626


                               Notice of Articles

                            BUSINESS CORPORATIONS ACT

                                                       CERTIFIED COPY
                                                   Of a Document filed with the
                                                   Province of British Columbia
                                                   Registrar of Companies

                                                       /s/ Ron Tonwhend
                                                       RON TOWNSHEND
                                                       November 24, 2005

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|The Notice of Articles was issued by the Registrar on November 24, 2005      |
|                             05:22PM Pacific Time                            |
|                                                                             |
|Incorporation Number:         BC0403911                                      |
|Recognition Date:  Incorporated on April 11. 1991                            |
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                               NOTICE OF Articles

Name of Company:
DYNAMOTIVE ENERGY SYSTEMS CORPORATION
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REGISTERED OFFICE INFORMATION

Mailing Address:                        Delivery Address

1500 Royal Centre                       1500 Royal Centre
1055 W Georgia St.                      1055 W Georgia St.
PO BOX 1117                             PO BOX 1117
Vancouver BC V6E 4N7                    Vancouver BC V6E 4N7
Canada                                  Canada
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RECORDS OFFICE INFORMATION

Mailing Address:                        Delivery Address

1500 Royal Centre                       1500 Royal Centre
1055 W Georgia St.                      1055 W Georgia St.
PO BOX 1117                             PO BOX 1117
Vancouver BC V6E 4N7                    Vancouver BC V6E 4N7
Canada                                  Canada

                                                         BC0403911 Page: 1 of 3

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DIRECTORS INFORMATION

Last Name, First Name, Middle Name
LIN, RICHARD

Mailing Address:                        Delivery Address

6996 Arbutus St.                        6996 Arbutus St.
Vancouver BC V6P 5S8                    Vancouver BC V6P 5S8
Canada                                  Canada
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Last Name, First Name, Middle Name
KINGSTON, R. ANDREW (formerly KINGSTON, R. ANDREW)

Mailing Address:                        Delivery Address

6876 Churchill St.                      6876 Churchill St.
Vancouver BC V6P 5B3                    Vancouver BC V6P 5B3
Canada                                  Canada
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Last Name, First Name, Middle Name
WINSOR, JR. CURTIN (formerly WINSOR CURTIN)

Mailing Address:                        Delivery Address

1453 Kirby Rd.                          1453 Kirby Rd.
McLean VA 22101-3202                    McLean VA 22101-3202
United States                           United States
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Last Name, First Name, Middle Name
CHU, CHIH-LIN

Mailing Address:                        Delivery Address

14F, A NO. 12 Lane 1720                 14F, A NO. 12 Lane 1720
Hongqiao Road                           Hongqiao Road
Shanghai 200036                         Shanghai 200036
China                                   China
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Last Name, First Name, Middle Name
HONG, SHING-CHENG

Mailing Address:                        Delivery Address

4 Floor - No. 27                        4 Floor - No. 27
Song Yong Road (Sinyi District)         Song Yong Road (Sinyi District)
Taipei 110                              Taipei 110
Taiwan                                  Taiwan
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Last Name, First Name, Middle Name
RADLEIN, DESMOND

Mailing Address:                        Delivery Address

632 Grange Crescent                     632 Grange Crescent
Waterloo ON N2T 2L9                     Waterloo ON N2T 2L9
Canada                                  Canada
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                                                         BC0403911 Page: 2 of 3

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RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special
Rights and Restrictions attached to a class or series of shares
                                November 21, 2005
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AUTHORIZED SHARE STRUCTURE
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1. No Maximum         Common Shares                           Without Par Value

                                                      Without Special Rights or
                                                      Restrictions attached
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2. No Maximum         Class "A" Preferred Shares              Without Par Value

                                                      Without Special Rights or
                                                      Restrictions attached
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                                                         BC0403911 Page: 3 of 3

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British Columbia [Logo]

British Columbia
Ministry of Finance       Mailing Address               Location:
Corporate and Personal    PO Box 9431 Stn Prov Govt     2/F - 940 Blanshard St
Property Registries       Victoria BC V8W 9V3           Victoria BC
www.corporateonline.gov.bc.ca                           250-356-8626


                               Notice of Alteration

                                     Form 11
                            BUSINESS CORPORATIONS ACT
                                   Section 257

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|Filed Date and Time:       November 24, 2005 05:22PM Pacific Time            |
|                                                                             |
|Alteration Date and Time:  Notice of Articles Altered on                     |
|                           November 24, 2005 05:22PM Pacific Time            |
|                                                                             |
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                               NOTICE OF ALTERATION

Incorporation Number:                     Name of Company
BC0403911                                 DynaMotive Energy Systems Corporation
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Alteration Effective Date:

The Alteration is to take effect at the time that this application is flied with the Registrar.

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Add a Resolution Date

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and restrictions attached to a class or a series of shares:

                                 New Resolution Date:
                                   November 21, 2005
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AUTHORIZED SHARE STRUCTURE
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1. No Maximum         Common Shares                           Without Par Value

                                                      Without Special Rights or
                                                      Restrictions attached
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                                                         BC0403911 Page: 1 of 2

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2. No Maximum         Class "A" Preferred Shares              Without Par Value

                                                      Without Special Rights or
                                                      Restrictions attached
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                                                         BC0403911 Page: 2 of 2


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ARTICLE 26 ADDED BY NOTICE
OF ALTERATION FILED WITH
THE REGISTRAR PF COMPANIES
ON NOVEMBER 24, 2005


                                 Article 26
   SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS "A" PREFERRED SHARES


26.1 The The Class "A" Preferred shares as a class shall have attached to them the special rights and restrictions specified in this
Article 26.

26.2 The Class "A" Preferred shares may be allotted and issued in one or more series.
26.3 Subject to the British Columbia Business Corporations Act, the directors may from time to time, by resolution, if none of the Class "A" Preferred shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of:

      (a) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number (except to the extent of the class number), or alter any such determination;
      (b) create an identifying name for the shares of that series, or alter any such identifying name;
      (c) attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether conditionally, cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights into any other securities of the Company, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; or alter any such special rights or restrictions; but no such special right or restriction shall contravene the provisions of subclause (4) of this Article.

26.4 The holders of Class "A" Preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Class "A" Preferred shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Class "A" Preferred share held by them, together with any liquidation or other applicable premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Class "A" Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.


1078496.1


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